                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 1, 1998
                                                         --------------

                       Leading-Edge Earth Products, Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)


      Oregon                     93-67656-S                  93-1002429
------------------------         -----------           ------------------------
(State of incorporation)        (Commission            (I.R.S. Employer ID No.)
                                file number)


                     319 Nickerson St., #186, Seattle, WA     98109
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                  (Address of principal executive offices)   (Zip Code)

                    Issuer's telephone number  800-788-3599
                                               ------------

                                   no change
                                   ---------
         (former name or former address, if changed since last report)
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                                8-K INFORMATION

L. Eugene Laughlin of Duvall, Washington, has been retained by the Company to be its Executive Vice President. The announcement of his appointment is attached as an Exhibit.

                                             Leading-Edge Earth Products, Inc.

Date: April 6, 1998                                Grant C. Record, Secretary



                                  8-K EXHIBIT

                  NEWS FROM LEADING-EDGE EARTH PRODUCTS, INC.
                 319 Nickerson Street, #186, Seattle, WA 98109


FOR IMMEDIATE RELEASE
Contact: Dick Keating
206-780-9458, or
1-800-788-3599

Twin Falls, ID, April 6, 1998--Grant C. Record, Chief Executive Officer of Leading-Edge Earth Products, Inc. ("LEEP"), announced today the appointment of
L. Eugene Laughlin of Duvall, Washington, as LEEP's new Executive Vice President, effective April 1, 1998, pending ratification by LEEP's Board of Directors.

Mr. Laughlin will be responsible for corporate planning, operations support, and administration. He brings to this assignment extensive experience in sales and marketing at the Boeing Commercial Airplane Company and in controllership at the Ford Motor Company. He is a graduate of the Wharton School of Business at the University of Pennsylvania.

The appointment of Mr. Laughlin is the first in a series of executive hires to support the Company's planned Idaho pilot facility and the program of expansion to large-scale continuous lamination manufacturing of the LEEP STRUCTURAL CORE product.

The patented LEEP STRUCTURAL CORE product is a high technology building panel for constructing residential and commercial structures. The load-bearing panel is fireproof, waterproof, insect-resistant, rot-resistant, sound-abating, insulating, strong, lightweight, environmentally-friendly, and inexpensive. Information about publicly-held LEEP and its products may be accessed on the Internet at <www.leepinc.com>.

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